SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2006

SCOTIA PACIFIC COMPANY LLC

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

333-63825

(Commission File Number)

68-0414690

(I.R.S. Employer Identification Number)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California (Address of Principal Executive Offices)	95565 (Zip Code)

Registrant's telephone number, including area code: (707) 764-2330

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

As of June 30, 2006, the Registrant held in the Scheduled Amortization Reserve Account ("SAR Account") approximately $41.5 million principal amount of its 7.11% Series B Class A-2 Timber Collateralized Notes repurchased by the Registrant subsequent to their issuance (the "Repurchased Notes"). On October 11, 2006, the Registrant completed a private placement of the Repurchased Notes pursuant to the Private Placement Memorandum attached hereto as Exhibit 99.1 ("Memorandum"). The sales price for the Repurchased Notes was $750 per $1,000 principal amount, plus accrued interest from July 20, 2006. The net proceeds of the sale, after deducting the placement agent's fees and offering expenses (including estimated expenses associated with the registration rights described below), were approximately $30.2 million. The Registrant immediately deposited such proceeds into the SAR Account.

The terms and conditions of the Repurchased Notes are substantially the same as the Registrant's other Series B Class A-2 Timber Notes ("A-2 Timber Notes"), except that the Repurchased Notes will have different "original issue discount" attribution from the other A-2 Timber Notes, as discussed in the "Certain U.S. Federal Income Tax Considerations" section of the Memorandum. Accordingly, the Repurchased Notes bear a different CUSIP number (80927GAK2) from the other A-2 Timber Notes. The Registrant was required, solely for tax purposes, to provide a projected payment schedule on the Repurchased Notes that includes the actual interest payments on the Repurchased Notes and estimates the amount and timing of contingent payments on the Repurchased Notes. This projected payment schedule was Annex F to the Memorandum, which is included as part of Exhibit 99.1.

The resale or other redistribution of the Repurchased Notes has not yet been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law, and the Repurchased Notes may not be reoffered or resold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. The Registrant did, however, enter into a Registration Rights Agreement with the purchasers of the Repurchased Notes ("Registration Rights Agreement"). The Registration Rights Agreement requires the Registrant to file a shelf registration statement under the Securities Act as soon as practicable, and to use commercially reasonable efforts to have this shelf registration statement declared effective as soon as practicable after the initial filing. The Registrant is also obligated to keep the shelf registration effective for up to two years following the closing of the private placement. See the "Registration Rights" section of the Memorandum for further information regarding the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Private Placement Memorandum of the Company dated October 10, 2006, including Annex F thereto

99.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006	SCOTIA PACIFIC COMPANY LLC (Registrant) By: /s/ Bernard L. Birkel Bernard L. Birkel Secretary

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